Exhibit 5(a)


          [Letterhead Of Anderson, Byrd, Richeson, Flaherty & Henrichs]


                                  May 21, 2001


The Empire District Electric Company
602 Joplin Street, P. O. Box 127
Joplin, Missouri  64802


Ladies and Gentlemen:


     We are acting as counsel for The Empire District Electric Company, a Kansas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to the Company's Registration Statement on Form S-3 (the "Registration Statement"), of 1,500,000 shares of the Company's Common Stock, par value $1.00 (the "New Common Stock"), and the related Preference Stock Purchase Rights (the "Rights"), to be issued in connection with The Empire District Electric Company Dividend Reinvestment and Stock Purchase Plan (the "Plan").

     We advise you that in our opinion:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Kansas.

     2. The New Common Stock will have been duly authorized, legally issued, fully paid and non-assessable when (i) the Registration Statement has become effective under the Act, (ii) the State Corporation Commission of the State of Kansas has issued its order authorizing the issuance and sale of the New Common Stock and (iii) the New Common Stock has been issued and sold by the Company as contemplated by the Registration Statement, the Prospectus constituting a part thereof and the Plan.


     3. The issuance of the Rights has been validly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with the Rights Agreement, dated as of April 27, 2000, between the Company and Mellon Investor Services, LLC, as Rights Agent, will be validly issued.


     We hereby consent to the use of a copy of this opinion as an exhibit to said Registration Statement. We also consent to the use of our name and the making of the statements with respect to our firm in the Registration Statement and the Prospectus constituting a part thereof.

                                        Sincerely,

                                        /s/ James G. Flaherty

                                        James G. Flaherty